Exhibit 99.1

JAVELIN MORTGAGE INVESTMENT CORP. REPORTS 13.1%

ANNUALIZED ROE FROM TAXABLE REIT INCOME FOR Q2 2013

VERO BEACH, Fla. -- August 5, 2013 (GLOBE NEWSWIRE) -- JAVELIN Mortgage Investment Corp. (NYSE: JMI) (“JAVELIN” or the “Company”) today announced financial results for the quarter ended June 30, 2013.

Second Quarter 2013 Highlights and Financial Information

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Estimated taxable REIT income of approximately $6.5 million represents 13.1% annualized yield on stockholders’ equity

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Common dividends paid were $7.9 million  or $0.23 per month per Common share of record

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GAAP net income of approximately $38.2 million or $3.56 per  Common share

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Average yield on assets of 2.95% and average net interest margin of 1.75%

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Raised $113.2 million of new equity, resulting in 13,500,050 Common shares outstanding at June 30, 2013

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Q2 2013 weighted average Common shares were 10,731,000

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Book Value (stockholders' equity) as of June 30, 2013 was $204.1 million or $15.12 per Common share outstanding

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Agency Security sales since June 30, 2013 totaled $329.5 million, resulting in realized capital losses of approximately $27.6 million

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Additional updated information on the Company’s investment, financing and hedge positions can be found in the JAVELIN Mortgage Investment Corp. July 17, 2013 “Company Update”. JAVELIN posts Company updates each month on www.javelinreit.com.

Q2 2013 Results

Taxable REIT Income and Core Income

Estimated ordinary taxable real estate investment trust (“REIT”) income for the quarter ended June 30, 2013 was approximately $6.5 million. This represents an annualized yield of 13.1% on stockholders’ equity at the beginning of the quarter, adjusted for the mid-quarter equity raise.  The Company distributes dividends based on its estimate of ordinary taxable income per Common share, not based on earnings calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Ordinary taxable REIT income and GAAP earnings will differ primarily because of the non-taxable unrealized changes in the value of the Company's Non-Agency Securities portfolio and the Company's derivatives, which the Company uses as economic hedges. These unrealized gains/losses on Non-Agency Securities and derivatives are included in GAAP earnings, whereas unrealized valuation changes are not included in taxable income.  Realized capital losses also do not affect the amount of the Company’s ordinary taxable income but are carried forward to potentially offset future capital gains.

GAAP Earnings

GAAP net income totaled approximately $38.2 million, which represents $3.56 per Common share, based on 10,731,000 weighted average Common shares outstanding during the quarter. For the purposes of computing GAAP net income, the changes in fair value of the Company's Agency Securities are excluded and instead reflected in other comprehensive income. Due to the rise in interest rates during the quarter, the corresponding net gain on derivatives and U.S. Treasury Securities sold short was approximately $40.5 million.

Dividends

For the quarter ended June 30, 2013, the Company paid dividends of $0.23 per Common share of record for each month of the quarter resulting in payments of $7.9 million. The Company had estimated ordinary taxable REIT income available to pay dividends of $6.5 million in the second quarter of 2013 and $2.7 million of undistributed amounts from prior quarters.

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JAVELIN Mortgage Investment Corp. Reports 13.1% Annualized Roe from Taxable REIT

Income for Q2 2013

August 5, 2013

Portfolio

As of June 30, 2013, the Company's Agency Securities portfolio consisted of fixed rate Fannie Mae and Freddie Mac mortgage securities valued at $1.8 billion. The Company's Non-Agency Securities portfolio was valued at $226.7 million at quarter end, including securities underlying linked transactions. The annualized yield on average assets was 2.95%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 1.20% resulting in a net interest margin of 1.75%.

Portfolio Financing, Leverage and Interest Rate Hedges

As of June 30, 2013, the Company financed its portfolio with approximately $1.7 billion of net borrowings under repurchase agreements and $234.5 million of U. S. Treasury Securities sold short.

The Company's ratio of debt to total shareholder equity was 9.28 to 1 as of June 30, 2013.

The Company had a notional amount of $801.3 million of various maturities of interest rate swap contracts with a weighted average swap rate of 1.7%. The Company had a notional amount of $130.0 million of various maturities of swaptions with a weighted average swap rate of 1.8%.

Management Fee

JAVELIN's management fee is 1.5% (per annum) of gross equity raised up to $1 billion and 1.0% (per annum) of gross equity raised above $1.0 billion.

Regulation G Reconciliation

Ordinary taxable REIT income is calculated according to the requirements of the Internal Revenue Code (“the Code”) rather than GAAP.  The Company plans to distribute at least 90% of its ordinary taxable REIT income in order to maintain its tax qualification as a REIT under the Code. The Company believes that ordinary taxable REIT income is useful to investors because it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. However, because ordinary taxable REIT income is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, ordinary taxable REIT income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company's financial performance.  The following table reconciles the Company's results from operations to estimated ordinary taxable REIT income for the quarter ended June 30, 2013:

Quarter Ended June 30, 2013 (in thousands)
GAAP net income	$38,237
Net book/tax differences on Non-Agency Securities and Linked Transactions	8,359
Unrealized gain on derivatives	(43,181)
Unrealized loss on U.S. Treasury Securities sold short	2,716
Realized capital loss on short sale of U.S. Treasury Securities	390
Estimated ordinary taxable income	$6,521

Common Stock

On May 13, 2013 the Company completed its previously reported, follow-on public offering of 6,000,000 shares of common stock at $18.93 per share for net proceeds of $113.2 million. As of June 30, 2013, there were 13,500,050 common shares outstanding.

Subsequent Agency Security Sales

Since June 30, 2013, the Company has sold approximately $329.5 million of Agency Securities resulting in realized capital losses of approximately $27.6 million. These capital losses will generally be available to offset capital gains realized in the years 2013 through 2018.

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JAVELIN Mortgage Investment Corp. Reports 13.1% Annualized Roe from Taxable REIT

Income for Q2 2013

August 5, 2013

JAVELIN Mortgage Investment Corp.

JAVELIN is a Maryland corporation that invests primarily in fixed rate Agency and fixed rate and hybrid adjustable rate non-Agency residential mortgage-backed securities. JAVELIN is externally managed and advised by ARMOUR Residential Management LLC, an investment advisor registered with the Securities and Exchange Commission (“SEC”). JAVELIN Mortgage Investment Corp. has elected to be taxed as a REIT under the Code for U.S. Federal income tax purposes.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's website at www.sec.gov, or the Company website www.javelinreit.com, or by directing requests to: JAVELIN Mortgage Investment Corp., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:

James R. Mountain

Chief Financial Officer

JAVELIN Mortgage Investment Corp.

 (772) 617-4340

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